UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2004

BE INCORPORATED

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-26387	94-3123667
(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 391420

Mountain View, CA 94039-1420

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 965-4842

Item 5. Other Events

On May 12, 2004, Be Incorporated, a Delaware corporation, announced that the Court of Chancery of the State of Delaware has responded affirmatively to Be’s Petition for Determinations and has approved its plan of distribution of assets to stockholders. In accordance with that plan, on or about May 18, 2004, Be’s transfer agent, Wells Fargo Bank, N.A., will begin mailing notices and “letters of transmittal” to those Be stockholders of record as of March 15, 2002, instructing such stockholders of record how to exchange their shares of Be common stock for cash. The initial distribution of cash for the surrender of shares will be in the amount of fifty-eight cents (U.S. $0.58) per share, without interest. Stockholders that purchased or sold shares of Be common stock with “due bills” after March 15, 2002, should refer any questions to their own brokers with regard to their rights to receive any distribution and the procedures relating to the surrender of those shares.

In April 2004, the Court of Chancery of the State of Delaware in and for New Castle County granted Be’s Petition for Determinations. The Court (i) ordered Be to establish a limited purpose tax security trust in the amount not less than $2,500,000 (U.S) to secure payment for tax obligations potentially owed to certain taxing organizations and to pay any ancillary and administrative expenses related to the continuance and maintenance of such trust, and (ii) authorized Be to distribute its remaining assets in accordance with Del. Code Ann. tit. 8, § 281(a) in one or more distributions. Pursuant to section 281(a), Be is also required to pay or make provision for payment of all other remaining expenses of Be required for final liquidation and for claims that are mature, known and uncontested or that have been finally determined to be owing by Be or other successor entity, including but not limited to any continuing obligations that may be incurred by Be in the course of the final winding up its affairs (Be has reserved approximately $400,000 (U.S.) for such expenses).

Be intends to distribute finally any remaining assets (unused expense reserves, if any) in accordance with Del. Code Ann. tit. 8, § 281(a) and those secured by the limited purpose tax security trust after the discharge of Be’s obligations in full and upon application to the Delaware Court of Chancery. The length of time the trust will hold these amounts will be until the resolution of potential tax obligations or other claims, or not later than four years after Be files its final tax return in March 2005, after which and upon approval of the court, Be intends to direct the trustee, Wilmington Trust Company, a Delaware banking company, to make the final distribution of the remaining assets to the Be stockholders of record as of March 15, 2002.

The press release announcing the plan of distribution of assets is attached as Exhibits 99.1 hereto.

Item 7. Financial Statements and Exhibits.

(a)	Financial statement of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits

Exhibit Number	Description
10.1	Irrevocable Trust Agreement, dated as of April 9, 2004, by and between Be Incorporated and Wilmington Trust Company.

99.1	Press Release entitled “Be Incorporated Announces Plan of Distribution of Assets to Stockholders” dated May 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BE INCORPORATED

Dated: May 18, 2004	By:	/s/ Daniel S. Johnston
	Name:	Daniel S. Johnston
	Title:	President

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Irrevocable Trust Agreement, dated as of April 9, 2004, by and between Be Incorporated and Wilmington Trust Company.

99.1	Press Release entitled “Be Incorporated Announces Plan of Distribution of Assets to Stockholders” dated May 12, 2004.